Exhibit 99.1

At the Company
Kristin Petrick	Jeff Goeser
Director, Communications	Director, Investor Relations and Finance
(402) 574-6569	(402) 597-8464
kristin.petrick@tdameritrade.com	jeffrey.goeser@tdameritrade.com
@TDAmeritradePR

TD Ameritrade Achieves Record Revenues and Record Net New Assets

Record Net Revenues of $819M, Up 9% Year-Over-Year
Record Net New Client Assets of $18.8B, 11% Annualized Growth Rate
Average Client Trades per Day of 457,000

OMAHA, Neb., January 21, 2015 – TD Ameritrade Holding Corporation (NYSE: AMTD) has released operating results for the first quarter of fiscal 2015.

The Company’s results for the quarter ended Dec. 31, 2014 include the following:(1)

•	Net income of $211 million, or $0.39 per diluted share

•	Record net new client assets of $18.8 billion, an annualized growth rate of 11 percent, up 30 percent year-over-year

•	Average client trades per day of 457,000, an activity rate of 7.2 percent, up 11 percent year-over-year

•	Record net revenues of $819 million, up 9 percent year-over-year, 55 percent of which were asset-based

•	Investment product fee revenues of $83 million, up 15 percent year-over-year

•	Pre-tax income of $334 million, or 41 percent of net revenues

•	EBITDA(2) of $389 million, or 47 percent of net revenues

•	Record interest rate sensitive assets(3) of $101 billion, up 4 percent year-over-year

•	Record client assets of $672 billion, up 13 percent year-over-year

“We’re off to a great start for 2015 as we delivered our best asset-gathering quarter in company history adding $18.8 billion in net new assets, up 30 percent year-over-year. We continue to see strong asset gathering in both the retail and institutional channels,” said Fred Tomczyk, president and chief executive officer. “Trading was at strong levels due to market volatility and investors continue to increase their usage of options, futures and mobile technology.”

“TD Ameritrade achieved record net revenues of $819 million, up 9 percent year-over-year due to strong trading and asset-based revenues. Client assets reached a record $672 billion, up 13 percent year-over-year, with interest rate sensitive assets accounting for a record $101 billion, up 4 percent year-over-year,” said Bill Gerber, executive vice president and chief financial officer. “We had a strong start to the fiscal year and we will continue to focus on delivering long-term value to our shareholders.”

Capital Deployment
During the first quarter of fiscal 2015, TD Ameritrade repurchased 3.7 million shares of its common stock at an average price of $32.39 per share for $118 million.

The Company has also declared a $0.15 per share quarterly cash dividend, payable on Feb. 18, 2015 to all holders of record of common stock as of Feb. 4, 2015.

Company Hosts Conference Call
TD Ameritrade will host its December Quarter conference call this morning, Jan. 21, 2015, at 8:30 a.m. EST (7:30 a.m. CST). Participants may listen to the conference call by dialing 866-270-1533. The Company will webcast the conference call through www.amtd.com, via the “Presentations & Events” page of the web site. A replay of the phone call will be available by dialing 877-344-7529 and entering the Conference ID 10057542 beginning at 10:30 a.m. EST (9:30 a.m. CST) on Jan. 21, 2015. The replay will be available until 9:00 a.m. EST (8:00 a.m. CST) on Jan. 29, 2015. A transcript of the call will be available on the Company’s corporate web site, www.amtd.com, via either the “Investor Relations” page or the “Presentations & Events” page beginning Thursday, Jan. 22, 2015.

Interested parties can visit or subscribe to newsfeeds at www.amtd.com for the most up-to-date corporate financial information, presentation announcements, transcripts and archives. The company also communicates this information via Twitter, @TDAmeritradePR. Web site links, corporate titles and telephone numbers provided in this release, although correct when published, may change in the future.

Source: TD Ameritrade Holding Corporation

About TD Ameritrade Holding Corporation
Millions of investors and independent registered investment advisors (RIAs) have turned to TD Ameritrade’s (NYSE: AMTD) technology, people and education to help make investing and trading easier to understand and do. Online or over the phone. In a branch or with an independent RIA. First-timer or sophisticated trader. Our clients want to take control, and we help them decide how - bringing Wall Street to Main Street for more than 39 years. An official sponsor of the 2016 U.S. Olympic and Paralympic Teams, as well as an official sponsor of the National Football League for the 2014, 2015 and 2016 seasons, TD Ameritrade has time and again been recognized as a leader in investment services. Please visit TD Ameritrade's newsroom or www.amtd.com for more information.

Safe Harbor
This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, accounts or stock price, as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include, but are not limited to: general economic and political conditions and other securities industry risks, fluctuations in interest rates, stock market fluctuations and changes in client trading activity, credit risk with clients and counterparties, increased competition, systems failures, delays and capacity constraints, network security risks, liquidity risks, new laws and regulations affecting our business, regulatory and legal matters and uncertainties and other risk factors described in our latest Annual Report on Form 10-K, filed with the SEC on Nov. 21, 2014. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

1Please see the Glossary of Terms, located in “Investor” section of www.amtd.com for more information on how these metrics are calculated.

2See attached reconciliation of non-GAAP financial measures.

3Interest rate-sensitive assets consist of spread-based assets and money market mutual funds. Ending balances as of December 31, 2014.

Brokerage services provided by TD Ameritrade, Inc., member FINRA (www.FINRA.org) /SIPC (www.SIPC.org).

TD AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
In millions, except per share amounts
(Unaudited)

	Quarter Ended
	Dec. 31, 2014	Sept. 30, 2014	Dec. 31, 2013
Revenues:
Transaction-based revenues:
Commissions and transaction fees	$359	$332	$328
Asset-based revenues:
Interest revenue	163	161	128
Brokerage interest expense	(2)	(2)	(1)
Net interest revenue	161	159	127
Insured deposit account fees	207	208	208
Investment product fees	83	83	72
Total asset-based revenues	451	450	407
Other revenues	9	13	17
Net revenues	819	795	752
Operating expenses:
Employee compensation and benefits	199	195	183
Clearing and execution costs	35	36	30
Communications	31	31	28
Occupancy and equipment costs	41	41	37
Depreciation and amortization	23	23	24
Amortization of acquired intangible assets	23	23	23
Professional services	37	38	38
Advertising	64	45	63
Other	22	25	19
Total operating expenses	475	457	445
Operating income	344	338	307
Other expense (income):
Interest on borrowings	9	6	6
Gain on sale of investments	—	(10)	—
Other	1	—	—
Total other expense (income)	10	(4)	6
Pre-tax income	334	342	301
Provision for income taxes	123	131	109
Net income	$211	$211	$192
Earnings per share - basic	$0.39	$0.39	$0.35
Earnings per share - diluted	$0.39	$0.38	$0.35
Weighted average shares outstanding - basic	544	547	551
Weighted average shares outstanding - diluted	548	551	555
Dividends declared per share	$0.15	$0.12	$0.62

TD AMERITRADE HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
In millions
(Unaudited)

	Dec. 31, 2014	Sept. 30, 2014
Assets:
Cash and cash equivalents	$1,877	$1,460
Segregated cash and investments	4,531	5,116
Broker/dealer receivables	1,196	1,108
Client receivables, net	11,646	11,639
Goodwill and intangible assets	3,195	3,218
Other	1,370	1,290
Total assets	$23,815	$23,831
Liabilities and stockholders' equity:
Liabilities:
Broker/dealer payables	$2,079	$2,421
Client payables	14,861	14,497
Notes payable	113	150
Long-term debt	1,112	1,101
Other	890	914
Total liabilities	19,055	19,083
Stockholders' equity	4,760	4,748
Total liabilities and stockholders' equity	$23,815	$23,831

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA
(Unaudited)
	Quarter Ended
	Dec. 31, 2014	Sept. 30, 2014	Dec. 31, 2013
Key Metrics:
Net new assets (in billions)	$18.8	$13.4	$14.5
Net new asset growth rate (annualized)	11%	8%	10%
Average client trades per day	457,243	402,638	413,743
Profitability Metrics:
Operating margin	42.0%	42.5%	40.8%
Pre-tax margin	40.8%	43.0%	40.0%
Return on average stockholders' equity (annualized)	17.8%	17.8%	16.4%
EBITDA(1) as a percentage of net revenues	47.5%	49.6%	47.1%
Liquidity Metrics:
Interest on borrowings (in millions)	$9	$6	$6
Interest coverage ratio (EBITDA(1)/interest on borrowings)	43.2	65.7	59.0
Liquid assets - management target(1) (in billions)	$0.7	$0.8	$0.7
Cash and cash equivalents (in billions)	$1.9	$1.5	$1.3
Transaction-Based Revenue Metrics:
Total trades (in millions)	28.8	25.6	26.1
Average commissions and transaction fees per trade(2)	$12.45	$12.97	$12.56
Average client trades per funded account (annualized)	18.1	16.1	17.2
Activity rate - funded accounts	7.2%	6.4%	6.9%
Trading days	63.0	63.5	63.0
Order routing revenue (in millions)	$77	$77	$71
Spread-Based Asset Metrics:
Average interest-earning assets (in billions)	$19.5	$19.3	$17.6
Average insured deposit account balances (in billions)	75.0	73.6	72.7
Average spread-based balance (in billions)	$94.5	$92.9	$90.3
Net interest revenue (in millions)	$161	$159	$127
Insured deposit account fee revenue (in millions)	207	208	208
Spread-based revenue (in millions)	$368	$367	$335
Avg. annualized yield - interest-earning assets	3.23%	3.23%	2.81%
Avg. annualized yield - insured deposit account fees	1.08%	1.11%	1.12%
Net interest margin (NIM)	1.53%	1.55%	1.45%
Fee-Based Investment Metrics:
Money market mutual fund fees:
Average balance (in billions)	$5.6	$5.5	$5.3
Average annualized yield	0.00%	0.00%	0.00%
Fee revenue (in millions)	$0	$0	$0
Market fee-based investment balances:
Average balance (in billions)	$145.1	$138.5	$125.2
Average annualized yield	0.22%	0.23%	0.22%
Fee revenue (in millions)	$83	$83	$72
Average fee-based investment balances (in billions)	$150.7	$144.0	$130.5
Average annualized yield	0.22%	0.23%	0.22%
Investment product fee revenue (in millions)	$83	$83	$72
(1) See attached reconciliation of non-GAAP financial measures.
(2) Average commissions and transaction fees per trade excludes TD Waterhouse UK business.
NOTE: See Glossary of Terms on the Company's web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA
(Unaudited)
	Quarter Ended
	Dec. 31, 2014	Sept. 30, 2014	Dec. 31, 2013
Client Account and Client Asset Metrics:
Funded accounts (beginning of period)	6,301,000	6,237,000	5,993,000
Funded accounts (end of period)	6,371,000	6,301,000	6,048,000
Percentage change during period	1%	1%	1%
Client assets (beginning of period, in billions)	$653.1	$650.2	$555.9
Client assets (end of period, in billions)	$672.4	$653.1	$596.5
Percentage change during period	3%	0%	7%
Net Interest Revenue:
Segregated cash:
Average balance (in billions)	$5.3	$5.3	$5.4
Average annualized yield	0.13%	0.13%	0.11%
Interest revenue (in millions)	$2	$2	$2
Client margin balances:
Average balance (in billions)	$11.5	$11.2	$9.3
Average annualized yield	3.69%	3.69%	3.92%
Interest revenue (in millions)	$108	$105	$93
Securities borrowing/lending:
Average securities borrowing balance (in billions)	$0.9	$1.1	$1.2
Average securities lending balance (in billions)	$2.3	$2.4	$2.2
Net interest revenue - securities borrowing/lending (in millions)	$51	$52	$32
Other cash and interest-earning investments:
Average balance (in billions)	$1.8	$1.7	$1.7
Average annualized yield	0.05%	0.05%	0.07%
Interest revenue - net (in millions)	$0	$0	$0
Client credit balances:
Average balance (in billions)	$12.2	$11.8	$10.7
Average annualized cost	0.01%	0.01%	0.01%
Interest expense (in millions)	$(0)	$(0)	$(0)
Average interest-earning assets (in billions)	$19.5	$19.3	$17.6
Average annualized yield	3.23%	3.23%	2.81%
Net interest revenue (in millions)	$161	$159	$127

NOTE: See Glossary of Terms on the Company's web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Dollars in millions
(Unaudited)
	Quarter Ended
	Dec. 31, 2014		Sept. 30, 2014		Dec. 31, 2013
	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.
EBITDA (1)
EBITDA	$389	47.5%	$394	49.6%	$354	47.1%
Less:
Depreciation and amortization	(23)	(2.8)%	(23)	(2.9)%	(24)	(3.2)%
Amortization of acquired intangible assets	(23)	(2.8)%	(23)	(2.9)%	(23)	(3.1)%
Interest on borrowings	(9)	(1.1)%	(6)	(0.8)%	(6)	(0.8)%
Provision for income taxes	(123)	(15.0)%	(131)	(16.5)%	(109)	(14.5)%
Net income	$211	25.8%	$211	26.5%	$192	25.5%

	As of
	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013
Liquid Assets - Management Target (2)
Liquid assets - management target	$732	$762	$767	$706	$707
Plus: Broker-dealer cash and cash equivalents	1,434	1,090	871	508	926
Futures commission merchant cash and cash equivalents	2	—	—	—	—
Trust company cash and cash equivalents	55	53	54	64	60
Investment advisory cash and cash equivalents	28	19	9	14	25
Less: Excess broker-dealer regulatory net capital	(374)	(464)	(441)	(359)	(409)
Cash and cash equivalents	$1,877	$1,460	$1,260	$933	$1,309

Note: The term "GAAP" in the following explanation refers to generally accepted accounting principles in the United States.

(1)
EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA is used as the denominator in the consolidated leverage ratio calculation for covenant purposes under our holding company's senior revolving credit facility. EBITDA eliminates the non-cash effect of tangible asset depreciation and amortization and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

(2)
Liquid assets - management target is considered a non-GAAP financial measure as defined by SEC Regulation G. We include the excess capital of our broker-dealer subsidiaries in the calculation of liquid assets - management target, rather than simply including broker-dealer cash and cash equivalents, because capital requirements may limit the amount of cash available for dividend from the broker-dealer subsidiaries to the parent company. Excess capital, as defined below, is generally available for dividend from the broker-dealer subsidiaries to the parent company. We consider liquid assets - management target to be an important measure of our liquidity and of our ability to fund corporate investing and financing activities. Liquid assets - management target should be considered a supplemental measure of liquidity, rather than a substitute for cash and cash equivalents.

We define liquid assets - management target as the sum of (a) corporate cash and cash equivalents, (b) corporate short-term investments and (c) regulatory net capital of (i) our clearing broker-dealer subsidiary in excess of 10% of aggregate debit items and (ii) our introducing broker-dealer subsidiaries in excess of a minimum operational target established by management ($50 million in the case of our primary introducing broker-dealer, TD Ameritrade, Inc.). Liquid assets - management target is based on more conservative measures of broker-dealer net capital than regulatory thresholds require because we prefer to maintain significantly more conservative levels of net capital at the broker-dealer subsidiaries. We consider liquid assets - management target to be a measure that reflects our liquidity that would be readily available for corporate investing and financing activities under normal operating circumstances.